UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2021

MEDALLIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38982	77-0558353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Market Street, Suite 1850

San Francisco, California 94105

(Address of principal executive offices)

(605) 321-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares ($0.001 par value)	MDLA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01.	Other Events.

On July 26, 2021, Medallia, Inc. (“Medallia”) and affiliates of Thoma Bravo, L.P. announced the execution of an Agreement and Plan of Merger, dated July 25, 2021, between Project Metal Parent, LLC (“Parent”), Project Metal Merger Sub, Inc. (“Merger Sub”) and Medallia. Parent and Merger Sub are affiliates of Thoma Bravo Fund XIV, L.P., an investment fund managed by Thoma Bravo, L.P. A copy of Medallia’s press release announcing the transaction is attached as Exhibit 99.1 and incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 26, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MEDALLIA, INC.

Date: July 26, 2021	By:	/s/ Roxanne M. Oulman
Name: Roxanne M Oulman
Title: Chief Financial Officer